[ARMOR HOLDINGS, INC. LOGO]                                FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------


COMPANY CONTACT:                           MEDIA CONTACT:                                 INVESTOR RELATIONS CONTACT:
----------------                           --------------                                 ---------------------------
Robert R. Schiller                         Michael Fox                                    James R. Palczynski
President & Chief Operating Officer        President, Corporate Communications Group      Principal
Armor Holdings, Inc.                       Integrated Corporate Relations, Inc.           Integrated Corporate Relations, Inc.
904.741.5400                               203.682.8218                                   203.222.9013
www.armorholdings.com                      mfox@icrinc.com                                jp@icrinc.com


                  ARMOR HOLDINGS, INC. REPORTS RECORD REVENUES
                         AND EARNINGS IN THE 2ND QUARTER

    - 2ND QUARTER EARNINGS PER SHARE INCREASE 84% TO $1.05 PER DILUTED SHARE
                    VS. PRIOR YEAR $0.57 PER DILUTED SHARE -

        - INCLUDES $0.09 PER DILUTED SHARE OF NET NON-OPERATING INCOME -

        - REVISES FY05 GUIDANCE TO $3.70 TO $3.80 PER DILUTED SHARE AFTER
          $0.05 TO $0.06 ANTICIPATED INTEGRATION AND OTHER CHARGES AND
                    AFTER $0.06 OF NET NON-OPERATING INCOME -

JACKSONVILLE, FLORIDA - JULY 21, 2005 - ARMOR HOLDINGS, INC. (NYSE:AH), a
leading manufacturer and distributor of security products and vehicle armor systems serving military, law-enforcement, homeland security and commercial markets, announced today better than anticipated financial results for the second quarter ended June 30, 2005.

SECOND QUARTER RESULTS

For the second quarter ended June 30, 2005, the Company reported revenue of
$371.6 million, an increase of 66.1% versus the year-ago quarter's $223.7 million. Net income for the second quarter was $37.4 million or $1.05 per diluted share versus the year-ago quarter net income of $17.8 million or $0.57 per diluted share, and was $0.12 per diluted share or 12.9% better than the analysts' current consensus estimate of $0.93 per diluted share. Included in these second quarter 2005 results is a $3.1 million, net pre-tax gain included in other income, or $0.09 per diluted share after tax, primarily due to an increase in the fair market value of our previously announced put option contracts, net of a non-operating asset write-off. There are also $834,000 of pre-tax integration costs, or $0.01 per diluted share, on an after-tax basis recorded in the second quarter of 2005. Included in the second quarter of 2004 results was a $5.9 million, or $0.19 per share, non-cash charge due to the accelerated vesting of performance based, long-term restricted stock awards granted to certain senior executives in 2002 as well as $2.2 million, or $0.05 per share after tax, of integration and other charges.

Internal revenue growth, assuming that companies acquired after December 31,
2003, were owned effective January 1, 2004, was 47.2%, including 0.8% for foreign currency movements. Internal revenue growth by segment, including foreign currency movements, was 74.1% for the Aerospace & Defense Group, (0.1%)
for the Products Division and 35.3% for the Mobile Security Division.

                                    - MORE -

               13386 INTERNATIONAL PARKWAY JACKSONVILLE, FL 32218
                       TEL: 904.741.5400 FAX: 904.741.5403

                                       -2-

The Company's gross profit margin in the second quarter decreased to 25.8% of revenues versus 29.7% in the year-ago quarter, but increased from 25.0% of revenues in the first quarter of 2005 and 23.7% in the fourth quarter of 2004.
The reduction in gross profit margin from the prior year was largely a function of revenue mix within the Aerospace & Defense Group and lower selling prices negotiated on the HMMWV contract renewal, which began in the third quarter of
2004. The Company's selling, general and administrative expenses as a percentage of revenue improved to 9.6% of revenue versus 10.5% of revenue in the year-ago quarter. This improvement was primarily due to the Company's ability to scale its business.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the second quarter increased by 68.7% to $62.3 million versus $36.9 million in the year-ago quarter. Following this press release is a reconciliation of net income to EBITDA for the three months ended June 30, 2005, and June 30, 2004.

Net cash provided by operating activities for the second quarter was $38.6 million versus $9.1 million in the year-ago quarter. Free cash flow, defined as net cash provided by operating activities less purchase of property and equipment, was $33.6 million versus $5.8 million in the same period last year.
Following this press release is a reconciliation of net cash provided by operating activities to free cash flow for the three months ended June 30, 2005, and June 30, 2004. The increase in net cash provided by operating activities and free cash flow resulted from increased profitability and a smaller increase of net working capital necessary to support the growth of the business from the prior year quarter.

Robert R. Schiller, President and Chief Operating Officer of Armor Holdings,
Inc., commented, "The second quarter was strong in all areas as we exceeded our free cash flow estimates, outperformed our earnings per share targets and incrementally raised our expectations for the full year. Operationally, the
Specialty Group outperformed its plan significantly and appears to be solidifying our strategic position in the individual equipage market."

YEAR TO DATE RESULTS

For the six months ended June 30, 2005, the Company reported revenue of $736.6 million, an increase of 91.2% versus the year-ago comparable period's $385.3 million. Net income for the six months ended June 30, 2005, was $68.4, million or $1.93 per diluted share, versus the year-ago level of $30.3 million, or $0.99 per diluted share. Included in the results for the six months ended June 30,
2005 is a $2.0 million, net pre-tax gain included in other income, or $0.06 per diluted share after tax, primarily due to an increase in the fair market value of our previously announced put option contracts, net of a non-operating asset write-off. There are also $1.6 million of pre-tax integration costs, or $0.03 per diluted share, on an after-tax basis, for the first six months of 2005.
Included in the first six months of 2004 results was a $5.9 million, or $0.19 per share, non-cash charge due to the accelerated vesting of performance based, long-term restricted stock awards granted to certain senior executives in 2002 as well as $2.9 million, or $0.06 per share after tax, of integration and other charges.

Internal revenue growth, assuming that companies acquired after December 31,
2003, were owned effective January 1, 2004, was 67.9%, including 0.8% for foreign currency movements. Internal revenue growth by segment, including foreign currency movements, was 114.3% for the Aerospace & Defense Group, 2.1%
for the Products Division and 34.8% for the Mobile Security Division.

                                    - MORE -

                                       -3-

The Company's gross profit margin in the six months ended June 30, 2005, decreased to 25.4% of revenues versus the year-ago level of 29.6% of revenues.
The reduction in gross profit margin was largely a function of revenue mix within the Aerospace & Defense Group and lower selling prices negotiated on the
HMMWV contract renewal, which began in the third quarter of 2004. The Company's selling, general and administrative expenses as a percentage of revenue improved to 9.4% of revenue versus the year-ago level of 12.1% of revenue. This improvement was primarily due to the Company's ability to scale its business.

EBITDA for the six months ended June 30, 2005, increased by 93.9% to $121.6 million versus the year-ago level of $62.7 million. Following this press release is a reconciliation of net income to EBITDA for the six months ended June 30,
2005, and June 30, 2004.

Net cash provided by operating activities for the six months ended June 30,
2005, was $58.0 million versus the year-ago level of $9.7 million. Free cash flow, defined as net cash provided by operating activities less purchase of property and equipment, was $49.9 million versus the year-ago level of $2.6 million. Following this press release is a reconciliation of net cash provided by operating activities to free cash flow for the six months ended June 30,
2005, and June 30, 2004. The increase in net cash provided by operating activities and free cash flow resulted from increased profitability and a smaller increase of net working capital necessary to support the growth of the business from the comparable period in the prior year.

BALANCE SHEET

As of June 30, 2005, the Company reported a combined cash and cash equivalents and short-term investments balance of $468.8 million compared to $229.2 million at June 30, 2004. Total debt (short-term, current portion and long-term) at June
30, 2005, of $504.7 million includes the Company's $345 million, 2% Senior
Subordinated Convertible Notes issued in the fourth quarter of 2004. This compares to total debt (short-term, current portion and long-term) at June 30,
2004, of $153.5 million.

Mr. Schiller continued, "As we plan for the future, we are increasingly excited about the role Armor Holdings has to play in the military's anticipated replacement of the bulk of its tactical wheeled vehicle fleet expected to begin in 2007. The need for armoring of the Military's tactical wheeled vehicle fleet is now clear as a result of lessons learned in the conflicts in Southwest Asia.
We believe that support for the work we do is strong not only in the military, but also on Capitol Hill and amongst the general public. We believe that the commanding presence we hold in the vehicle armoring business results from a highly skilled engineering effort, strong supply chain relationships, a deep expertise in manufacturing, and a proven history of execution for our customer."

GUIDANCE

The Company has increased the guidance range it issued on April 21, 2005, for fiscal 2005 revenues to $1.45 billion to $1.55 billion from $1.40 billion to
$1.50 billion. Diluted earnings per share were also increased to a range of
$3.70 to $3.80 from $3.30 to $3.60 after $0.05 to $0.06 of integration costs.
The Company expects third quarter diluted earnings per share of $0.95 to $1.00 after approximately $0.01 to $0.02 of integration costs. The Company would like to note that its earnings per share estimates for both third quarter and for total year 2005 exclude the potential impact of any non-operating, non-cash expense associated with outstanding put options. This potential put option expense will fluctuate with Armor Holdings' share price movement.

                                    - MORE -

                                       -4-

On June 30, 2005, put option contracts for the purchase of 1 million shares of the Company's common stock expired unexercised as the contract strike price of
$37.50 was below the Company's stock price of $39.61 on June 30, 2005. Put option contracts on an additional 1.5 million shares of Company stock remain outstanding with a strike price of $35.00 and expiration dates prior to
September 30, 2005. If the remaining put options expire unexercised, we will record an additional $1 million in other income in the third quarter of 2005. If our stock price were to decline below $35.00 on the settlement date of the remaining put options, we would be required to record a loss on the put options that may be material depending on the final closing price of the Company's stock on the expiration dates.

Mr. Schiller concluded, "While it remains somewhat premature to update our fiscal 2006 financial performance targets, we regard them as increasingly conservative. It is our strategy to leverage our competitive position to become the supplier of choice for an ever-wider range of safety and survivability products that support our armed services. We expect to drive superior returns to our shareholders and dedicate ourselves to providing our soldiers, police officers and other first responders with the highest quality of equipment possible."

CONFERENCE CALL SCHEDULED FOR JULY 21, 2005, AT 5:00 PM (EASTERN)

As previously announced, the Company will hold a teleconference at 5:00 PM
(Eastern) on July 21, 2005, to discuss its second quarter results.

There are two ways to participate in the conference call - via teleconference or webcast. Access the webcast by visiting the Armor Holdings, Inc. website
(http://www.armorholdings.com). You may listen by selecting Investor Relations and clicking on the microphone.

Via telephone, the dial-in number is 1-888-428-4479 for domestic callers or
1-612-288-0318 for international callers. There is no passcode required for this call. There will be a question/answer session at the end of the conference call, at which point only securities analysts will be able to ask questions. However, all callers will be able to listen to the questions and answers during this period.

An archived copy of the call will be available via replay at 1-800-475-6701 -
access code 790014 for domestic callers, or 1-320-365-3844 - access code 790014 for international callers. The teleconference replay will be available beginning at 12:00 a.m. on Friday, July 22nd and ending at 11:59 p.m. on Friday, July
29th.

ABOUT ARMOR HOLDINGS

Armor Holdings, Inc. (NYSE: AH - News) is a diversified manufacturer of branded products for the military, law enforcement, and personnel safety markets.
Additional information can be found at http://www.armorholdings.com.

Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. The Company may use words such as
"anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and
Exchange Commission, including the company's Registration Statement on Form S-3, its 2004 Form 10-K and amendments thereto and most recently filed Forms 8-K and
10-Q.

All references to earnings per share amounts in this press release are on a fully diluted basis.

                                - TABLES FOLLOW -

                                       -5-

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                   THREE MONTHS ENDED                       SIX MONTHS ENDED
                                            JUNE 30, 2005       JUNE 30, 2004      JUNE 30, 2005         JUNE 30, 2004
                                            -------------       -------------      -------------         -------------

REVENUES:
  Aerospace & Defense                         $ 256,688            $ 129,773         $ 517,158             $ 210,781
  Products                                       76,805               65,743           145,363               119,583
  Mobile Security                                38,149               28,188            74,086                54,968
                                            -------------       -------------      -------------         -------------
  Total revenues                                371,642              223,704           736,607               385,332

COSTS AND EXPENSES:
  Cost of revenues                              275,840              157,246           549,495               271,314
  Selling, general and administrative
    expenses                                     35,534               23,386            69,350                46,637
  Amortization                                    2,038                  973             4,076                 1,953
  Integration                                       834                  802             1,634                 1,483
  Other charges                                       -                7,321                 -                 7,321
1OPERATING INCOME                                 57,396               33,976           112,052                56,624

  Interest expense, net                           1,514                2,057             3,759                 3,785
  Other income, net                              (3,093)                (390)           (1,970)                 (275)
                                            -------------       -------------      -------------         -------------
INCOME FROM CONTINUING
  OPERATIONS BEFORE PROVISION
  FOR INCOME TAXES                               58,975               32,309           110,263                53,114

PROVISION FOR INCOME TAXES                       21,560               14,588            41,819                22,765
                                            -------------       -------------      -------------         -------------
INCOME FROM CONTINUING
  OPERATIONS                                     37,415               17,721            68,444                30,349

INCOME (LOSS) FROM DISCONTINUED
  OPERATIONS, NET OF TAX                              -                  100                 -                   (38)
                                            -------------       -------------      -------------         -------------
NET INCOME                                    $  37,415            $  17,821         $  68,444             $  30,311
                                            =============       =============      =============         =============
NET INCOME PER COMMON SHARE -
  BASIC

INCOME FROM CONTINUING
  OPERATIONS                                      $1.09                $0.60             $1.99                 $1.04

INCOME (LOSS) FROM DISCONTINUED
  OPERATIONS                                       0.00                 0.00              0.00                  0.00
                                            -------------       -------------      -------------         -------------
BASIC EARNINGS PER SHARE                          $1.09                $0.60             $1.99                 $1.04
                                            =============       =============      =============         =============
NET INCOME PER COMMON SHARE -
  DILUTED

INCOME FROM CONTINUING
  OPERATIONS                                      $1.05                $0.57             $1.93                 $0.99

INCOME (LOSS) FROM DISCONTINUED
  OPERATIONS                                       0.00                 0.00              0.00                  0.00
                                            -------------       -------------      -------------         -------------
DILUTED EARNINGS PER SHARE                        $1.05                $0.57             $1.93                 $0.99
                                            =============       =============      =============         =============
WEIGHTED AVERAGE DILUTED
  SHARES                                         35,562               31,008            35,536                30,469
                                            =============       =============      =============         =============


                                       -6-

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA
(UNAUDITED)



(IN THOUSANDS)                                      THREE MONTHS ENDED                       SIX MONTHS ENDED
                                            JUNE 30, 2005        JUNE 30, 2004     JUNE 30, 2005         JUNE 30, 2004
                                            -------------        -------------     -------------         -------------

Net income                                     $ 37,415             $ 17,821           $68,444             $  30,311

Plus: Income (loss) from discontinued
      operations, net of tax                          -                 (100)                -                    38

Plus: Provision for income taxes                 21,560               14,588            41,819                22,765

Plus: Other expense (income), net                (3,093)                (390)           (1,970)                 (275)

Plus: Interest expense, net                       1,514                2,057             3,759                 3,785
                                            -------------        -------------     -------------         -------------
Operating income                                 57,396               33,976           112,052                56,624

Plus: Amortization (Note A)                       2,038                  973             4,076                 1,953

Plus: Depreciation                                2,846                1,970             5,511                 4,153
                                            -------------        -------------     -------------         -------------
EBITDA (Note B)                                $ 62,280             $ 36,919          $121,639              $ 62,730
                                            =============        =============     =============         =============


Note A.  Amortization for acquired intangibles with finite useful lives.

Note B.  EBITDA, which represents the results from continuing operations before interest, other expense, income taxes, and certain non-cash items, including depreciation and amortization, is presented in the earnings release because our credit facility and the trust indentures under which our $150 million 8.25% Senior Subordinated Notes maturing in 2013 and our $345 million 2% Senior Subordinated Convertible Notes maturing in 2024, unless earlier converted, redeemed or repurchased, are issued contain financial covenants which generally are based, in part, on
         EBITDA. Additionally, management believes that EBITDA, as defined, is a common alternative to measure value and performance. We cannot assure you that these measures are comparable to similarly titled measures presented by other companies.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)


(IN THOUSANDS)                                      THREE MONTHS ENDED                         SIX MONTHS ENDED
                                            JUNE 30, 2005         JUNE 30, 2004       JUNE 30, 2005         JUNE 30, 2004
                                            -------------         -------------       -------------         -------------

Net cash provided by operating activities      $ 38,550              $ 9,066             $ 58,031              $  9,665

Less: Purchase of property and equipment         (4,923)              (3,290)              (8,146)               (7,104)
                                            -------------         -------------       -------------         -------------
Free cash flow (Note C)                         $33,627              $ 5,776             $ 49,885               $ 2,561
                                            =============         =============       =============         =============


Note C.  Free cash flow, which represents the net cash provided by operating activities less purchase of property and equipment, is presented in the earnings release because management believes that free cash flow is a common alternative to liquidity. Management considers the purchase of property and equipment to be a normal and recurring expenditure. By deducting purchase of property and equipment from net cash provided by or used in operations, management believes this measure provides a more thorough measurement of operating cash flow. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.

                                      #####